                                                                 Exhibit 3

                  NAVISTAR FINANCIAL CORPORATION
                         AND SUBSIDIARIES

               ARTICLES OF INCORPORATION AND BY-LAWS

The following documents of Navistar Financial Corporation are incorporated herein by reference:

3.1     Restated  Certificate of Incorporation  of  Navistar Financial
        Corporation (as amended  and in effect on  December 15, 1987).
        Filed on  Form  8-K dated  December 17, 1987.  Commission File
        No. 001-04146.

3.2     The  By-Laws  of Navistar  Financial  Corporation (as  amended
        February 29, 1988). Filed on Form 10-K dated January 19, 1989.
        Commission File No. 001-04146.

3.3     Amendment to  the  By-Laws  of Navistar Financial Corporation.
        Filed as  Exhibit 3.1 on  Form  10-K  dated December 18, 2003.
        Commission File No. 001-04146.